Exhibit 99.1

Vista Gold Corp. Announces First Quarter 2024 Financial Results

Denver, Colorado, May 2, 2024 – Vista Gold Corp. (NYSE American and TSX: VGZ) (“Vista” or the “Company”) today announced its unaudited financial results for the quarter ended March 31, 2024, with cash totaling $11.9 million at quarter-end. All dollar amounts in this press release are in U.S. dollars.

Frederick H. Earnest, President and CEO of Vista, said, “Our focus in 2024 is on strengthening our balance sheet, advancing evaluations of an initially smaller-scale Mt Todd project with the option for subsequent staged expansion, continuing our work with CIBC Capital Markets to maximize shareholder value, and successfully executing our health, safety, and environmental initiatives.

“During the first quarter, we received the second payment under the recent royalty agreement in the amount of $7 million and look forward to receiving the final payment of $10 million to further strengthen our balance sheet. We updated the Mt Todd feasibility study to include first quarter 2024 quotes for material capital and operating costs, the current outlook for long-term gold price and foreign exchange rates, and the previously announced royalty. The study demonstrated project economics approximately the same or slightly better than reported two years ago. We also commenced a drilling program targeting shallow gold resources at the north end of the Batman deposit which is expected to add near-surface (i.e. low stripping ratio) gold resources, benefiting the mine production schedule and project cash flows in early years of production, and published our inaugural environmental, social, and governance report.”

Mr. Earnest concluded, “We will continue to prioritize the efficient use of our cash and the execution of our corporate strategy to create long-term value for our shareholders.”

Summary of Financial Results

Vista reported a consolidated net loss of $1.1 million, or $0.01 per common share, for the quarter ended March 31, 2024, compared to a consolidated net loss of $2.0 million, or $0.02 per common share for the quarter ended March 31, 2023.

Cash and cash equivalents totaled $11.9 million at March 31, 2024, compared to $6.1 million at December 31, 2023. The Company continued to have no debt.

Management Conference Call

Management’s conference call to review financial results for the quarter ended March 31, 2024 and to discuss corporate and project activities is scheduled for May 7, 2024 at 2:00 p.m. MDT (4:00 p.m. EDT).

Participant Toll Free: +1 (800) 717-1738

Participant International: +1 (289) 514-5100

Conference ID: 88438

This call will be archived and available at www.vistagold.com after May 7, 2024. An audio replay will also be available through May 21, 2024 by calling toll-free in North America +1 (888) 660-6264 or +1 (289) 819-1325 using passcode 88438#.

If you are unable to access the audio or phone-in on the day of the conference call, please email your questions to ir@vistagold.com.

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is Mt Todd, located in the mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest development stage opportunities in Australia and demonstrates compelling economics. All major environmental and operating permits necessary to initiate development of Mt Todd are in place.

Mt Todd benefits from its location in a leading mining jurisdiction and offers opportunities to add value through growth of mineral reserves, alternative development strategies, and other de-risking activities.

For further information about Vista or Mt Todd, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or visit the Company’s website at www.vistagold.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this news release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our focus in 2024 is on strengthening our balance sheet, advancing evaluations of an initially smaller-scale Mt Todd project with the option for subsequent staged expansion, continuing our work with CIBC Capital Markets to maximize shareholder value, and successfully executing our health, safety, and environmental initiatives; our belief that we will receive the final payment of $10 million under the recent royalty agreement and that this payment will further strengthen our balance sheet; our belief that the updated feasibility study includes first quarter 2024 quotes for material capital and operating costs, the current outlook for long-term gold price and foreign exchange rates, and the previously announced royalty; our belief that the feasibility study demonstrates project economics approximately the same or slightly better than reported two years ago; our expectation that the drilling program targeting shallow gold resources at the north end of the Batman deposit will add near-surface (i.e. low stripping ratio) gold resources, benefiting the mine production schedule and project cash flows in early years of production; we will continue to prioritize the efficient use of our cash and the execution of our corporate strategy to create long-term value for our shareholders;  statements regarding Mt Todd being one of the largest development stage opportunities in Australia and demonstrating compelling economics; our belief that Mt Todd benefits from its location in a leading mining jurisdiction; and our belief that Mt Todd offers opportunities to add value through growth of mineral reserves, alternative development strategies, and other de-risking activities are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this news release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; political and social support of the mining industry in Australia; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this news release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; and uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in March 2024, and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.